                                                                     Exhibit 3.4

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SYNC RESEARCH, INC.", CHANGING ITS NAME FROM "SYNC RESEARCH, INC." TO "ENTRADA NETWORKS, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2000, AT 1 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                        /s/ Edward J. Freel
                            [SEAL]      ----------------------------------------
                                        Edward J. Freel, Secretary of State

2541975  8100                           AUTHENTICATION: 0651057

001442121                               DATE: 08-31-00




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                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               SYNC RESEARCH, INC.

      The undersigned hereby certifies that:

      1. He is the duly elected and acting President, Chief Executive Officer and Chief Financial Officer of Sync Research, Inc., a Delaware corporation.

      2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on September 12, 1995.

      3. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Amended and Restated Certificate of Incorporation amends Article I of this corporation's Amended and Restated Certificate of Incorporation to read in its entirety as follows:

            "The name of the corporation is Entrada Networks, Inc."

      4. The foregoing Certificate of Amendment has been duly adopted by this corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Executed at Irvine, California on August 31st, 2000.


                                        /s/ William K. Guerry
                                        ----------------------------------------
                                        William K. Guerry,  President, Chief
                                        Executive Officer and Chief Financial
                                        Officer